SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of The
                        Securities Exchange Act of 1934.


                     September 27, 2000 (September 20, 2000)
                Date of Report (Date of earliest event reported)


                              CIMETRIX INCORPORATED
             (Exact name of Registrant as specified in its charter)


     Nevada                        0-16454                       87-0439107
State of Incorporation           Commission File No.             IRS Employer
                                                              Identification No.



                           6979 South High Tech Drive
                          Salt Lake City, UT 84047-3757
                    (Address of principal executive offices)

                                 (801) 256-6500
                         (Registrant's telephone number)

Item 5.  Other Events

Changes in the Board of Directors

         On September 15, 2000 Cimetrix Incorporated (Cimetrix) accepted the resignation of Paul A. Bilzerian, as a member of its Board of Directors, which resignation is effective September 30, 2000. Given the amount of time that Mr. Bilzerian has been asked to dedicate to Cimetrix, he will become a direct employee of Cimetrix and remain as its President. The Company has not yet determined whether or not it will fill the vacancy on its Board left by Mr. Bilzerian's resignation.

Stock buyback

         On September 20, 2000, Cimetrix announced that its Board of Directors has approved the purchase of up to one million of its shares of common stock in either privately negotiated transactions or in the public market, 400,000 of which have already been acquired in a privately negotiated transaction.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   REGISTRANT

                              CIMETRIX INCORPORATED

Dated: September 27, 2000                            By: /s/ Riley G. Astill
                                                     -----------------------
                                                     Riley G. Astill
                                                     Vice President of Finance
                                                     and Chief Financial Officer